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                                                                   EXHIBIT 10.48


                            SECOND AMENDMENT TO LEASE


         THIS SECOND AMENDMENT TO LEASE, effective January 1, 1999, by and between 1471 Building Corporation ("Lessor") and Security Associates International, Inc., a Delaware corporation ("Lessee") modifies and extends that certain lease of the premises commonly known as 1471 S.W. 12th Avenue, Pompano Beach, Florida 33069 (the "Leased Premises") as follows:

         WHEREAS, the sublease dated December 29, 1996 by and between William Jackson and Elizabeth Jackson and Lessee (the "Sublease") was amended by a First Amendment to Lease (the "First Amendment") executed on or about January 7, 1997 (the sublease as so amended is referred to as the "Lease"); and

         WHEREAS, Lessor and Lessee have agreed to further amend the Lease as set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and in the Lease, the parties agree as follows:

         1. Section 1.04 of the Lease is amended to read in its entirety as follows: "Property: The entire building located at 1471 S.W. 12th Avenue, Pompano Beach, Florida consisting of approximately 13,000 square feet; provided, however, that until September 1, 1999 the Property shall not include the approximately 900 square feet being leased to The Steritech Group, Inc.

         2. Section 1.05 of the Lease is amended to provide that the term of the Lease is extended December 31, 2003.

         3. Section 1.13 is amended to provide that commencing January 1, 1999 Rent shall be $13,750 per month, plus applicable Florida sales tax, payable in advance, provided, however, until September 1, 1999, the monthly rental shall be $12,850 per month.

         4. Section 1.15 is amended so that (i) Lessee's option to extend the term of the Lease for an additional five (5) years shall be for the renewal period commencing January 1, 2004, provided that Lessee gives written notice of its intention to extend no later than six (6) months before the end of the term. All other provisions of Section 1.15 shall remain in effect.

         5. Section 3.01 is amended to provide that for a calendar year 1999, Lessee's monthly payment for real estate taxes shall be $1,661 per month and payments for property and casualty insurance and maintenance fees shall be $525 per month, provided, however, that until September 1, 1999, such payments shall be $1,395.24 and $441 per month, respectively. The provisions of Section 3.01 providing for annual adjustments to the
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              amounts payable by Lessee by reason of increase in real estate taxes, insurance and maintenance fees shall remain in full force and effect, but only with respect to increases beyond the amounts assessed for calendar year 1999.

         6. Paragraph 2 of the First Amendment (Utilities/Services) shall be of no further effect. In its place Section 3.02 of the Sublease shall be the effective provision governing the Lease, as of January 1,1999, with the following modifications: The last sentence of Section 3.02 shall read in its entirety as follows:
              "Lessee shall supply sewer service and such refuse disposal and water as is reasonably incident to Lessee's occupancy."

         7. Section 5.03 is amended by replacing the first sentence of that section with the following: "The Lessor, at the expense of the Lessor, will keep the roof and the foundation of the Building in good and serviceable condition and repair; provided, however, that if the roof or foundation of said Building shall become in need of repair, it shall be the duty of the Lessee to notify the Lessor of such needed repair. The balance of Section 5.03 shall remain in full force and effect.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment to Lease, effective as of the day and year first written above.

         LESSOR:

         1471 BUILDING CORPORATION


         By:
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         Its:
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         LESSEE:

         SECURITY ASSOCIATES INTERNATIONAL, INC.


         By: /s/ DANIEL ZITTNO
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         Its: CFO
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